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                                                                   EXHIBIT 10.62

ING BANK

DISTRICT OOST NEDERLAND

Postbus 83, 7500 AB Enschede                  Afdeling
                                               Business Accounts
     CONFIDENTIAL                             Telefoon
                                               (053) 482 52 13
     Welna N.V. cs                            Referentie
     Attn. Mr. Ing H. A.Kroes                  E. ten Kate/fw
     P.O. Box 309                             Datum
     NL-7570 AH Oldenzaal                      11 June 1999

     Dear Mr Kroes,

     Referring to our pleasant discussions we hereby inform you that we are willing to offer Welna N.V. and its Dutch subsidiaries a Multi Purpose/ Multi Currency facility.

     This credit facility will be subject to the following conditions:

     PURPOSE            : Credit facility for working-capital purposes.

     BORROWER           : Welna N.V., established at Enschede,
                          Welna Kunststoffen B.V., established at Enschede,
                          B.V. Twentse Kunststoffenindustrie Plasticon, established at Oldenzaal,
                          Plasticon Haven B.V., established at Hengelo (Ov), Woodcap B.V., established at Deurne,
                          Kialite-Plasticon B.V., established at Tilburg, Onroerend-Goed Maatschappij Plasticon B.V., established at Oldenzaal,
                          Hanwel B.V., established at Enschede
                          Plasticon Projects B.V., established at Oldenzaal, Welna Handel B.V., established at Enschede,
                          Plasticon Heerenveen B.V., established at Heerenveen, B.V. van Delden, established at Waddinxveen, Gimex B.V., established at Geldermalsen, hereinafter (together and individually) referred to as 'the Borrower'.

     LENDER             : ING Bank, located in Amsterdam, hereinafter referred
                          to as "ING".


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     FACILITY AMOUNT    : NLG 5,000,000.-
                          (in words: five million Dutch guilders), which can be used as follows:
                          (i)      in the form of overdrafts in current account;
                                   and/or

                          (ii) in the form of short-term loans in Dutch guilders.

                          Under the condition that (i) and (ii) together will amount to a maximum of NLG 5,000,000.- (in words: five million Dutch guilders) or the equivalent amount in optional currency.

     OPTIONAL CURRENCY  : All currency, as far as freely transferable and convertible into Dutch guilders.

     LOAN               : Short-term loan.

     TERM OF THE
     FACILITY           : The facility will be reviewed annually by reference to
                          the consolidated annual figures of the Borrower. The Borrower and the Lender may at any time cancel the facility.

     TERM OF THE
     SHORT-TERM LOANS   : 1, 2, 3, 6 or 12 months at choice of the Borrower.

     AMOUNT OF THE LOANS: A minimum of NLG 1,000,000.- or a multiple of NLG
                          1,000,000.- , or the equivalent thereof in the chosen optional currency (rounded down at thousand).

     INTEREST RATE      : Overdrafts in current account
                          1-month Euribor, with a minimum of 2.5%, plus a margin of .75% per annum.

                          Short-term loans
                          EMU-currency: Euribor for the relevant term of loan plus a margin of 0.40% per annum.
                          Other optional currency: Libor for the relevant term of loan plus a margin of 0.40% per annum.

     INTEREST PAYMENT   : Overdrafts in current account
                          In arrears on January 1, April 1, July 1 and October 1 of each year.

                          Short-term loans
                          On the final day of the term of the loan.

                          The interest amounts on overdrafts in current account and loans in Dutch guilders and other EMU-currency shall be calculated on the actual number of days elapsed and on the basis of a 360 day year.
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                          The interest on loans in optional currency shall be
                          calculated in accordance with the market practice of the relevant optional currency.


REPAYMENT SHORT-        : On the last day of the term of the loan, unless the
   TERM LOANS             loan is withdrawn again.
                          Repayment of the loan will be made in the same currency as which the loan is withdrawn.

SECURITY AND COVENANTS  : As security for the facility and for all which the
                          Borrower may now and in the future owe to the Lender on whatever grounds the following securities shall be given:

                          - Declaration of Joint and Several Liability between Welna N.V. and its Dutch subsidiaries.

                          - As long as the Borrower and/or any of its foreign subsidiaries owes ING any sum on any account whatsoever, or may in any manner become indebted to ING as a result of present of future obligations, the Borrower shall not transfer, or promise to transfer, title to all or any of his assets- except where such transfer forms part of his ordinary business- or charge, or promise to charge, all or any of his assets in favour of a third party unless he has obtained the prior express consent of ING (negative pledge).

                          - The Borrower undertakes that if he considers providing security of additional security in any form whatsoever for debts to third parties, he will inform ING in time and offer such security as ING deem to be at least equal in nature and value to the security offered or given for the debts to third parties, all this in proportion to the total lending by ING and third parties to the Borrower. This undertaking will remain in force and effect as long as the Borrower will owe any sum to ING on any account or there are any existing or future liabilities for which the Borrower may become indebted to ING (pari passu).

OTHER PROVISIONS        : -        With a view to the continuity of the
                                   Borrower's business, ING deems it necessary that the Borrower's tangible net worth must at all times represent at least 25% during 1999 and 2000 and at least 30% during 2001 and thereafter, of the (adjusted) balance sheet total.

                                   For the purpose of this credit arrangement
                                   tangible net worth shall be understood to
                                   mean: issued and paid-up share capital plus
                                   reserves, deferred taxation liabilities
                                   (including WIR equalization account) and
                                   loans
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                                   subordinated to the Borrower's debts to ING,
                                   minus intangible assets, receivables from shareholders and/or managing directors and shares the Borrower holds in his own company, as shown in the consolidated annual accounts accompanied by an unqualified auditor's report drawn up by a auditor acceptable to ING and in accordance with the calculation bases and accounting principles applied in the annual as at 31-12-1998.

                          -        Consolidated Interest Coverage Ratio > 3%.

                          - The Borrower will not enter into credit agreements with third parties (including but not limited to agreements relating to off-balance sheet instruments, lease and guarantees) without the consent of ING. ING has been informed that ABN AMRO Bank N.V. will grant a credit facility with a maximum of NLG 40,000,000.00.

                          - Further acquisitions and investments in fixed assets are subject to ING's prior consent except in the case of acquisitions of minor (financial) importance and as long as the total of acquisitions and investments in fixed assets does not exceed NLG 7,500,000.00, on a yearly basis.

                          - Borrower will not grant an intercompany-loan to Denali Incorporated and/or Denali Welna Europe B.V.

                          - Borrower shall not pay dividend to Denali Welna Europe B.V. With exception of dividend distribution for:

                                   -        interest-payments and/or repayment
                                            of Loan A (in principal NLG
                                            15,000,000.00) granted by ABN AMRO
                                            Bank N.V. and ING Bank N.V. to
                                            Denali Welna Europe B.V.;

                                   - interest-payments and/or the payment of the outstanding amount of Loan B (in principal NLG 10,000,000.00)
                                            granted by ABN AMRO Bank N.V. and
                                            ING Bank N.V. to Denali Welna Europe
                                            B.V.;

                                   -        dividend payment from Denali Welna
                                            Europe B.V. to Denali Incorporated,
                                            maximized to NLG 2,000,000.00, to
                                            service interest on sub debt in the
                                            United States

                          Under the condition that Borrower is continuously in compliance with the covenants and provisions set out in this Credit Agreement.

                          - Payment of dividend from Denali Welna Europe B.V. to Denali Incorporated is also subject to the additional restrictions set out in the Roll-Over Loans Facility Agreement between Denali Europe B.V., ABN-AMRO Bank N.V. and ING Bank N.V.:

                                   -        Consolidated Debt Service Cover
                                            Ratio is less than 1 after pay-out
                                            (where dividend is considered part
                                            of the Debt Service Obligations).
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                          -        Borrower will pay to ING on its first demand
                                   all out of pocket expenses regarding the costs of documentation, exercising rights and break-funding costs.

                          - ING will also receive from the Borrower the quarterly figures within one month of the end of every quarter.

                          - The outstanding balances of the facility together with accrued interest and any other sum due from the Borrower under the Credit Agreement shall be payable to ING forthwith and in full without any demand or default notice being required if the Borrower fails to comply with of fulfil, at the time and in the matter required, any obligation under any loan or financing arrangement with or any guarantee towards ING and/or third parties (Cross-Default).

                          - The providers of the syndicated loan to Denali Inc. shall issue a declaration of approval of or a declaration of no objection to all credit facilities granted by ABN AMRO Bank N.V. and ING Bank N.V. to Denali Welna Europe B.V. and Welna N.V. c.s.

                          - This offer cannot be accepted separately of the offer to Denali Welna Europe B.V. (roll-over loans of NLG 25,000,000.00);

                          - This Credit Agreement will be governed by Dutch Law.

     ANNUAL FIGURES     : Each year, the Borrowers shall provide the bank with
                          the (consolidated) balance sheet and profit and loss account, drawn up by a (chartered) accountant and accompanied by an unqualified auditors' report within six months after the ending of the financial year.


     SHORT-TERM LOAN    : The terms and conditions governing these short-term
     AGREEMENT            loans will be incorporated in a separate short-term
                          loan agreement.

     GENERAL CONDITIONS : In so far as not stated otherwise in this offer and the enclosed clause sheet, the general conditions drafted by the Nederlandse Vereniging van Banken (Netherlands Bankers' Association) shall apply.


     AVAILABILITY OF THE: The facility will be made available as soon as the
     FACILITY agreement is signed, the securities are given and the other provisions, if any, are fulfilled.

     VALIDITY           : This offer is valid until 20 June, 1999.

     We trust to have been of service. If you are in agreement with this offer, please return the enclosed copy, duly signed where required, and having initialed the other pages to indicate

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     your approval, before the expiry date. Your signature also serves to acknowledge receipt of a copy of the general conditions.

     Yours faithfully,

     Enschede, 11 June 1999
     ING Bank N.V.
                                       For approval :
                                       The Borrower

                                       Welna N.V.
                                       (on behalf of all the legal entities
                                       mentioned as Borrower)

    Enschede, 11 June 1999

    Enclosures:
    -        Acceptance copy
    -        Clause sheet/ Clausuleblad
    -        Algemene Voorwaarden (General conditions)
    -        Kasgeldovereenkomst (Short-Term Loan Agreement)
    -        Compte-Joint en Mede-aansprakelijkheidsovereenkomst
             (Declaration of Joint and Several Liability)